Exhibit 3.1

MR. COOPER GROUP INC.
AMENDED AND RESTATED
 CERTIFICATE OF INCORPORATION

Article I NAME

The name of the corporation is Mr. Cooper Group Inc. (the “Corporation”).

Article II REGISTERED AGENT

The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle 19808.  The name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Service Company.

Article III PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

Article IV CAPITALIZATION

The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is Three Hundred and Ten Million (310,000,000) shares, of which:

Three Hundred Million (300,000,000) shares, par value $0.01 per share, shall be shares of common stock (the “Common Stock”); and

Ten Million (10,000,000) shares, par value $0.00001 per share, shall be shares of preferred stock (the “Preferred Stock”).

1.            Common Stock.  Except as (i) otherwise required by law or (ii) expressly provided in this Certificate of Incorporation, each share of Common Stock shall have the same powers, rights and privileges and shall rank equally, share ratably and be identical in all respects as to all matters.

(a)            Dividends.  Subject to the rights of the holders of Preferred Stock, and to the other provisions of this Certificate of Incorporation, holders of Common Stock shall be entitled to receive equally, on a per share basis, such dividends and other distributions in cash, securities or other property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

(b)            Voting Rights.  At every annual or special meeting of stockholders of the Corporation, each holder of Common Stock shall be entitled to cast one (1) vote for each share of Common Stock standing in such holder’s name on the stock transfer records of the Corporation; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including, without limitation, to vote on any certificate of designation (or any amendment thereto) relating to any series of Preferred Stock) that solely amends, modifies or alters the terms of one or more outstanding series of Preferred Stock if, pursuant to the terms of such outstanding series or the DGCL, the holders of such Preferred Stock are entitled, either separately or together with the holders of one or more other such series, to the exclusion of the holders of the Common Stock, to vote thereon pursuant to this Certificate of Incorporation (including, without limitations, any certificate of designation relating to any series of Preferred Stock).

(c)            Preemptive Rights.  Stockholders of the Corporation shall have no preemptive rights to acquire additional shares of stock or securities convertible into shares of stock of the Corporation.

2.            Preferred Stock.  The Preferred Stock may be issued from time to time in one or more series in any manner permitted by law and the provisions of this Certificate of Incorporation, as determined from time to time by resolution of the Board of Directors and stated in the resolution or resolutions providing for its issuance, prior to the issuance of any shares.  The Board of Directors shall have the authority by resolution to fix and determine, subject to these provisions, the designation of each series, the number of shares of each series, and the powers (including voting powers), preferences, and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, and to amend the designation, powers, preferences and rights of the shares of any series of Preferred Stock that is wholly unissued.  Unless otherwise specifically provided in the resolution establishing any series, the Board of Directors shall further have the authority, after the issuance of shares of a series whose number it has designated, by resolution to increase or decrease the number of shares of that series, but any decrease shall not be below the number of shares of such series then outstanding.  The authority of the Board of Directors under this Section 2 of this Article IV may be delegated to a committee of the Board of Directors of the Corporation to the extent permitted under Section 141(c)(2) of the DGCL.

Article V SERIES A CONVERTIBLE PREFERRED STOCK

1.            Designation and Number of Shares.  There is hereby designated a series of Convertible Preferred Stock (the “Series A Preferred Stock”), consisting of One Million (1,000,000) shares and having a par value of $0.00001 per share.

2.            Definitions. As used in this Article V with respect to the Series A Preferred Stock:

An “Affiliate” of any Person means another Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person.

“Board” means the board of directors of the Corporation.

“business day” shall mean any day other than a Saturday, Sunday or day on which banking institutions are authorized or required by law to be closed in the State of Washington or the State of New York.

“Common Stock Outstanding” shall have the meaning set forth in Section 7(f) of this Article V.

“Conversion Price” shall have the meaning set forth in Section 7(a)(A) of this Article V.

“Conversion Shares” means the shares of Common Stock or other capital stock of the Corporation then issuable upon conversion of the Shares in accordance with the terms of Section 7 of this Article V.

“Convertible Securities” means any securities (directly or indirectly) convertible into or exchangeable for Common Stock, including any warrants or other rights or options to subscribe for or purchase Common Stock or Convertible Securities.

“Date of Issuance” means, for any Share, the date on which the Corporation initially issues such Share (without regard to any subsequent transfer of such Share or reissuance of the certificate(s) representing such Share).

“KKR” means KKR Fund Holdings L.P., a Cayman Islands limited partnership.

“Liquidation” shall have the meaning set forth in Section 4(a) of this Article V.

“Liquidation Value” means, with respect to any Share on any given date, $0.00001 (as adjusted for any stock splits, stock dividends, recapitalizations or similar transaction with respect to the Series A Preferred Stock), plus all declared but unpaid dividends on all such Shares.

“Majority Interest” shall have the meaning set forth in Section 5(b) of this Article V.

“Per Share Price” means $11.072192.

“Permitted Transferees” means any Affiliate of KKR.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, governmental authority, unincorporated organization, trust, association or other entity.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations thereunder, which shall be in effect at the time.

“Series A Preferred Stock” shall have the meaning set forth in Section 1 of this Article V.

“Share” means a share of Series A Preferred Stock.

“Transfer Taxes” shall have the meaning set forth in Section 8 of this Article V.

3.            Dividends. If the Corporation declares or pays a dividend or distribution on the Common Stock, whether such dividend or distribution is payable in cash, securities or other property, including the purchase or redemption by the Corporation of shares of Common Stock for cash, securities or property, the Corporation shall simultaneously declare and pay a dividend on the Shares on a pro rata basis with the Common Stock determined on an as-converted basis assuming all Shares had been converted pursuant to Section 7 of this Article V as of immediately prior to the record date of the applicable dividend (or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are to be determined).  Without the written consent of a Majority Interest, the Corporation shall not declare or pay any dividends on shares of Common Stock unless the holders of the Shares then outstanding shall simultaneously receive participating dividends on a pro rata basis as described in the immediately preceding sentence.

4.            Liquidation.

(a)            Liquidation.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (a “Liquidation”), the holders of Shares then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount in cash equal to the greater of (i) the aggregate Liquidation Value of all Shares held by such holder or (ii) the amount the holders of Shares then outstanding would be entitled to if they participated with the holders of shares of Common Stock then outstanding, pro rata as a single class based on the number of outstanding shares of Common Stock on an as-converted basis held by each holder as of immediately prior to the Liquidation, in the distribution of all the remaining assets and funds of the Corporation available for distribution to its stockholders.

(b)            Insufficient Assets.  If upon any Liquidation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of the Shares the full amount of the aggregate Liquidation Value of all Shares held by such holders that such holders are entitled to under Section 4(a)(i) of this Article V, then (i) the holders of the Shares shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective full amount of the Liquidation Value which would otherwise be payable in respect of the Shares in the aggregate upon such Liquidation if all amounts payable on or with respect to such Shares were paid in full, (ii) the holders of the Shares shall share in any distribution of the remaining assets and funds of the Corporation made to the holders of any securities pari passu to the Shares on a pro rata basis and (iii)  the Corporation shall not make or agree to make any payments to the holders of Common Stock or any securities junior to the Shares.

(c)            Merger, etc.  For purposes of this Section 4 of this Article V, the merger or consolidation of the Corporation with or into any other corporation or other entity, or the sale, conveyance, lease or other disposition of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

5.            Voting.

(a)            Voting Generally.  Each holder of outstanding Shares shall be entitled to vote with holders of outstanding shares of Common Stock, voting together as a single class, with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration (whether at a meeting of stockholders of the Corporation, by written action of stockholders in lieu of a meeting or otherwise) including, without limitation, with respect to any merger, consolidation or sale of control of the Corporation or a sale of all or substantially all of the assets of the Corporation.  In any such vote, each Share shall be entitled to a number of votes equal to the number of shares of Common Stock into which the Share is convertible pursuant to Section 7 of this Article V herein as of the record date for such vote or written consent or, if there is no specified record date, as of the date of such vote or written consent.  Each holder of outstanding Shares shall be entitled to notice of all stockholder meetings (or requests for written consent) in accordance with the Corporation’s bylaws.

(b)            Special Voting Rights.  Without the prior written consent of holders of not less than a majority of the then total outstanding Shares (a “Majority Interest”), voting separately as a single class with one vote per Share, in person or by proxy, either in writing without a meeting or at an annual or a special meeting of such holders, and any other applicable stockholder approval requirements required by law, the Corporation shall not amend, alter, modify or repeal the rights, preferences and limitations of the Series A Preferred Stock (any such action or transaction without such prior written consent being null and void ab initio and of no force or effect), provided that, for the avoidance of doubt, the prior written consent of a Majority Interest shall not be required with respect to any merger, consolidation or sale of control of the Corporation or a sale of all or substantially all of the assets of the Corporation.  Notwithstanding the foregoing, without the prior written consent of a Majority Interest, in the event of a merger for the primary purpose of reincorporating the Corporation in another state or territory the Shares shall remain outstanding subject to the terms and conditions hereof.

6.            No Redemption.  The Shares shall not be redeemable.

7.            Conversion.

(a)            Holder Conversion

(A)            Right to Convert.  Subject to the provisions of this Section 7 of this Article V, at any time and from time to time on or after the Date of Issuance, any holder of Series A Preferred Stock shall have the right by written election to the Corporation to convert all or any portion of the outstanding Shares held by such holder into an aggregate number of shares of Common Stock as is determined by (i) dividing (x) the Per Share Price plus declared but unpaid dividends on a Share by (y) the Conversion Price in effect immediately prior to such conversion, and then (ii) multiplying the result by the number of Shares (including any fraction of a Share) to be converted.  The initial conversion price per Share (the “Conversion Price”) shall be $1.10, subject to adjustment as applicable in accordance with Section 7(f) of this Article V below.

(B)            Procedures for Holder Conversion. In order to effectuate a conversion of Shares pursuant to Section 7(a)(A) of this Article V, a holder shall (a) submit a written election (which election can be contingent if the contingency is a merger, consolidation or sale of control of the Corporation) to the Corporation that such holder elects to convert Shares, the number of Shares elected to be converted and (b) surrender, along with such written election, to the Corporation the certificate or certificates representing the Shares being converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto) (which certificates and stock powers shall be held in custody for such holder if the conversion is contingent on a merger, consolidation or sale of control of the Corporation) or, in the event the certificate or certificates are lost, stolen or missing, accompanied by an affidavit of loss executed by the holder. The conversion of such Shares hereunder shall be deemed effective as of the date of surrender of such Series A Preferred Stock certificate or certificates or delivery of such affidavit of loss. Upon the receipt by the Corporation of a written election and the surrender of such certificate(s) and accompanying materials, the Corporation shall as promptly as practicable (but in any event within ten (10) days thereafter) deliver to the relevant holder (a) a certificate in such holder's name (or the name of such holder's designee as stated in the written election) for the number of shares of Common Stock (including any fractional share) to which such holder shall be entitled upon conversion of the applicable Shares as calculated pursuant to Section 7(a)(A) of this Article V and, if applicable (b) a certificate in such holder's (or the name of such holder's designee as stated in the written election) for the number of Shares (including any fractional share) represented by the certificate or certificates delivered to the Corporation for conversion but otherwise not elected to be converted pursuant to the written election. All shares of capital stock issued hereunder by the Corporation shall be duly and validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges, encumbrances and preemptive rights with respect to the issuance thereof.  If at the time of conversion the Common Stock is listed, the Corporation will procure, at its sole expense, the listing of the shares of Common Stock, subject to issuance or notice of issuance on the principal domestic stock exchange or inter-dealer quotation system on which the Common Stock is then listed or traded.

(b)            Mandatory Conversion.  Subject to the provisions of this Section 7 of this Article V, if, at any time on or after the Date of Issuance, KKR or any Permitted Transferees shall have transferred any shares of Series A Preferred Stock, other than transfers to a Permitted Transferee, such transferred shares will be automatically converted into an aggregate number of shares of Common Stock as determined pursuant to Section 7(a)(A) of this Article V above.  All shares of capital stock issued hereunder by the Corporation shall be duly and validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges, encumbrances and preemptive rights with respect to the issuance thereof.

(c)            Effect of Conversion. All Shares converted as provided in this Section 7 of this Article V shall no longer be deemed outstanding as of the effective time of the applicable conversion and all rights with respect to such Shares shall immediately cease and terminate as of such time.

(d)            Reservation of Stock. The Corporation shall at all times when any Shares are outstanding reserve and keep available out of its authorized but unissued shares of capital stock, solely for the purpose of issuance upon the conversion of the Shares, such number of shares of Common Stock issuable upon the conversion of all outstanding Shares pursuant to this Section 7 of this Article V, taking into account any adjustment to such number of shares so issuable in accordance with Section 7(f) of this Article V hereof. The Corporation shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance). The Corporation shall not close its books against the transfer of any of its capital stock in any manner which would prevent the timely conversion of the Shares, other than pursuant to any restrictions on the transfer of securities as set forth in this Certificate of Incorporation.

(e)            No Charge or Payment. The issuance of certificates for shares of Common Stock upon conversion of Shares pursuant to Sections 7(a) and 7(b) of this Article V shall be made without payment of additional consideration by, or other charge, cost or tax to, the holder in respect thereof.

(f)            Adjustment to Conversion Price and Conversion Shares Upon Subdivision or Combination of Common Stock.  The Conversion Price shall be subject to adjustment from time to time in accordance with this Section 7(f) of this Article V.  The term “Common Stock Outstanding” at any time shall mean the number of shares of Common Stock outstanding on a fully-diluted basis (including the shares of Common Stock issuable in respect of all outstanding options, warrants and securities convertible into or exercisable or exchangeable for shares of Common Stock).

(A)            If the Corporation, at any time or from time to time after the Date of Issuance while any of the Shares are outstanding, effects a share split, reverse share split, share combination or subdivision (by a recapitalization or otherwise) in respect of the Common Stock, then the Conversion Price shall be adjusted based on the following formula:

CP1 = CP0 X OS0
OS1

where

CP0	=	the Conversion Price in effect on the business day immediately preceding the effective date of such share split, reverse share split, share combination or subdivision, as applicable;

CP1	=	the Conversion Price in effect on the effective date of such share split, reverse share split, share combination or subdivision, as applicable;

OS0	=	the number of shares of Common Stock Outstanding at the close of business on the business day immediately preceding the effective date of such share split, reverse share split, share combination or subdivision, as applicable; and

OS1	=	the number of shares of Common Stock that would be Outstanding immediately after, and solely as a result of, such share split, reverse share split, share combination or subdivision, as applicable.

(B)            Whenever the Conversion Price shall be adjusted as provided in this Section 7(f) of this Article V, the Corporation shall forthwith file, at each office of the Corporation designated for the conversion of Series A Preferred Stock, a statement, signed by an authorized officer of the Corporation, showing in reasonable detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment and the Corporation shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each holder of Shares at the address appearing in the Corporation’s records.

8.            Transfer Taxes.  The issue of (a) the Series A Preferred Stock and (b) shares of Common Stock upon conversion of the Series A Preferred Stock shall each be made without charge to any holder of shares of Series A Preferred Stock for any transfer, documentary, stamp, sales, use, registration, issue or similar tax (“Transfer Taxes”) or other incidental expense in respect of the issuance of such certificates, all of which Transfer Taxes and expenses shall be paid by the Corporation; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of Common Stock in a name other than that of the holder of the Series A Preferred Stock to be converted, and no such issuance or delivery shall be made unless and until the person requesting such issuance or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

9.            Notices. Except as otherwise provided herein, all notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand on a business day; (b) when received by the addressee if sent by a nationally recognized overnight courier; (c) on the business day sent by facsimile or e-mail of a PDF document if sent prior to 5:00 PM (New York time), and on the next business day if sent after; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent (a) to the Corporation, at its principal executive offices and (b) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (or at such other address for a stockholder as shall be specified in a notice given in accordance with this Section 9 of this Article V).

10.            Amendment and Waiver. No provision of this Article V may be amended, modified or waived except by an instrument in writing executed by the Corporation and a Majority Interest, and any such written amendment, modification or waiver will be binding upon the Corporation and each holder of Shares.

Article VI 5.00% SERIES B CONVERTIBLE PREFERRED STOCK

1.            Designation and Number of Shares.  There is hereby created out of the authorized and unissued shares of Preferred Stock of the Corporation a series of Preferred Stock designated as the “5.00% Series B Convertible Preferred Stock” (the “Series B Preferred Stock”).  The authorized number of shares of Series B Preferred Stock shall be 600,000.  From and after the Amendment Effective Time (as defined below), the powers, designations, preferences and relative, participating, optional or other special rights, of the Series B Preferred Stock and the qualifications, limitations, or restrictions thereof shall be as provided in this Article VI.  Prior to the Amendment Effective Time and in the event a Qualified Acquisition occurs prior to the Amendment Effective Time such that the Amendment Effective Time does not occur, the powers, designations, preferences and relative, participating, optional or other special rights of the Series B Preferred Stock and the qualifications, limitations, or restrictions thereof shall be as provided in Article VI of the Amended and Restated Certificate of Incorporation of the Corporation as attached to Annex I to the Certificate of Merger of WMI Holdings Corp. (a Washington corporation) with and into WMIH Corp. (a Delaware corporation) as filed with the Secretary of State for the State of Delaware on May 11, 2015 (the “Prior Charter”), and this Article VI shall not become applicable and shall not modify or govern the power, designations, preferences and relative, participating, optional or other special rights of the Series B Preferred Stock as in effect in Article VI of the Prior Charter, and qualifications, limitations or restrictions thereof.

2.            Definitions.  As used in this Article VI with respect to Series B Preferred Stock:

(a)            “Acquisition” means any acquisition by the Corporation, a holding company of the Corporation  or a holding company to be formed by the Corporation, or any of the Corporation’s direct or indirect wholly-owned subsidiaries, in a single transaction or a series of transactions, whether by purchase, merger or otherwise, of all or substantially all of the assets of, or of 80% or more of the equity interests in, or a business line, unit or division of, any Person.

(b)            “Amendment Effective Time” means 12:00 a.m., New York City time, on January 5, 2018, unless a Qualified Acquisition has occurred prior to such time, in which case, such Amendment Effective Time shall not occur.

(c)            “Authorized Officers” means the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the Chief Legal Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Corporation.

(d)            “Board of Directors” means the board of directors of the Corporation or, with respect to any action to be taken by such board, any committee of such board duly authorized to take such action.

(e)            “Business Day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental action to close or be closed.

(f)            “Bylaws” means the bylaws of the Corporation, as they may be amended from time to time.

(g)            “Change of Control Event” shall have the meaning set forth in Section 7(b) of this Article VI.

(h)            “Change of Control Event Corporation Notice” shall have the meaning set forth in Section 7(c) of this Article VI.

(i)            “Change of Control Event Repurchase Date” shall have the meaning set forth in Section 7(a) of this Article VI.

(j)            “Change of Control Event Repurchase Offer” shall have the meaning set forth in Section 7(a) of this Article VI.

(k)            “Change of Control Event Repurchase Price” shall have the meaning set forth in Section 7(a) of this Article VI.

(l)            “Conversion Agent” means the Transfer Agent.

(m)            “Conversion Price” shall mean $1.35 per share of Common Stock, subject to adjustment as set forth in this Article VI.

(n)            “DTC” means The Depository Trust Company.

(o)            “Escrow Agent” means Citibank, N.A., a national banking association organized and existing under the laws of the United States of America and acting through its Agency and Trust Division and solely in its capacity as escrow agent under the Escrow Agreement.

(p)            “Escrow Agreement” means the Escrow Agreement, dated as of January 5, 2015, by and among WMI Holdings Corp., the predecessor in interest of the Corporation, and the Escrow Agent, as amended from time to time.

(q)            “Event of Nonpayment” shall have the meaning set forth in Section 15(b) of this Article VI.

(r)            “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(s)            “Exchange Property” shall have the meaning set forth in Section 11(e) of this Article VI.

(t)            “Expiration Date” shall have the meaning set forth in Section 11(a)(B) of this Article VI.

(u)            “Expiration Time” shall have the meaning set forth in Section 11(a)(B) of this Article VI.

(v)            “Holder” means the Person in whose name shares of the Series B Preferred Stock are registered.

(w)            “Issue Date” means January 5, 2015, which is the original issue date of the Series B Preferred Stock.

(x)            “Junior Stock” means the Common Stock and, if issued, the junior participating preferred stock of the Corporation and each other class of capital stock or series of Preferred Stock of the Corporation established after the Issue Date, the terms of which do not expressly provide that such class or series ranks senior to, or on a parity with, the Series B Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of the Corporation.

(y)            “Liquidation Preference” shall have the meaning set forth in Section 12(a) of this Article VI.

(z)            “Mandatory Conversion” means a conversion of the Series B Preferred Stock to Common Stock pursuant to Section 5 of this Article VI.

(aa)            “Mandatory Conversion Date” shall have the meaning set forth in Section 5(a) of this Article VI.

(bb)            “Mandatory Redemption Date” shall have the meaning set forth in Section 6(a) of this Article VI.

(cc)            “Mandatory Redemption Price” shall have the meaning set forth in Section 6(a) of this Article VI.

(dd)            “Market Disruption Event” means a failure by the Relevant Stock Exchange to open for trading during its regular trading session or the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled Trading Day for Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Relevant Stock Exchange or otherwise) in Common Stock or in any options contracts or futures contracts relating to Common Stock.

(ee)            “Non-U.S. Holder” means a Holder that is not treated as a “United States person” for U.S. federal income tax purposes as defined under Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended from time to time.

(ff)            “Offering” means the offering of the Series B Preferred Stock which closed on the Issue Date.

(gg)            “Officer’s Certificate” means a certificate of the Corporation that is signed on behalf of the Corporation by an Authorized Officer.

(hh)            “Parity Stock” means any class of capital stock or series of Preferred Stock of the Corporation now existing (including the Series A Preferred Stock) or established after the Issue Date, the terms of which expressly provide that such class or series will rank equally with the Series B Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of the Corporation, in each case without regard to whether dividends accrue cumulatively or non-cumulatively.

(ii)            “Participating Dividends” shall have the meaning set forth in Section 4(a) of this Article VI.

(jj)            “Paying Agent” means the Transfer Agent.

(kk)            “Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

(ll)            “Preferred Director” or “Preferred Directors” shall have the meaning set forth in Section 15(b) of this Article VI.

(mm)            “Preferred Stock” means any and all series of preferred stock of the Corporation, including, without limitation, the Series B Preferred Stock.

(nn)            “Purchased Shares” shall have the meaning set forth in Section 11(a)(B) of this Article VI.

(oo)            “Qualified Acquisition” means an Acquisition that, taken together with prior Acquisitions (if any), collectively utilize aggregate net proceeds of the Offering in the amount of $450.0 million.

(pp)            “Record Holders” means, as to any day, the Holders of record of the Series B Preferred Stock as they appear on the stock register of the Corporation at 5:00 p.m., New York City time, on such day.

(qq)            “Registrar” means the Transfer Agent.

(rr)            “Regular Dividends” shall have the meaning set forth in Section 3(a) of Article VI.

(ss)            “Regular Dividend Payment Date” means June 15 and December 15 of each year, commencing on June 15, 2018.

(tt)            “Regular Dividend Period” means the period commencing on, and including, a Regular Dividend Payment Date (or if no Regular Dividend Payment Date has occurred, commencing on, and including, the Amendment Effective Time), and ending on, and including, the day immediately preceding the next succeeding Regular Dividend Payment Date.

(uu)            “Regular Record Date” means with respect to payment of Regular Dividends on the Series B Preferred Stock, the 1st calendar day of the month in which the relevant Regular Dividend Payment Date falls or such other record date fixed by the Board of Directors that is not more than 60 nor less than 10 days prior to such Regular Dividend Payment Date, but only to the extent a Regular Dividend has been declared to be payable on such Regular Dividend Payment Date.  The Regular Record Date shall apply regardless of whether such date is a Business Day.

(vv)            “Relevant Stock Exchange” means the Nasdaq Capital Market or any other principal U.S. national or regional securities exchange on which Common Stock is then listed.

(ww)            “Reorganization Event” shall have the meaning set forth in Section 11(e) of this Article VI.

(xx)            “Representation Letter” shall have the meaning set forth in Section 3(d) of this Article VI.

(yy)            “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(zz)            “Senior Stock” means any class of capital stock or series of Preferred Stock of the Corporation established after the Issue Date, the terms of which expressly provide that such class or series will rank senior to the Series B Preferred Stock as to dividend rights and rights upon the liquidation, dissolution or winding up of the Corporation.

(aaa)            “Series A Preferred Stock” means the Series A Convertible Preferred Stock of the Corporation, par value $0.00001 per share.

(bbb)            “Series B Preferred Stock” shall have the meaning set forth in Section 1 of this Article VI and, where the context so requires, at times prior to the incorporation of the Corporation, includes the Series B Preferred Stock issued by WMI Holdings Corp., the predecessor in interest of the Corporation, and the initial issuer of the Series B Preferred Stock.

(ccc)            “Special Distribution” shall have the meaning set forth in Section 5(a) of this Article VI.

(ddd)            “Special Stub Dividend” shall have the meaning set forth in Section 3(a) of Article VI.

(eee)            “Special Stub Dividend Payment Date” means January 16, 2018, when, as and if the Special Stub Dividend is declared by the Board of Directors.

(fff)            “Special Stub Dividend Period” means the period commencing on and including December 15, 2017 to and including January 4, 2018.

(ggg)            “Subsidiary” means, with respect to the Corporation or any other Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

(hhh)            “Substantial Holder” shall have the meaning set forth in Article VIII.

(iii)            “Total Liquidation Preference” shall have the meaning set forth in Section 12(a) of this Article VI.

(jjj)            “Trading Day” means a day on which there is no Market Disruption Event and trading in Common Stock generally occurs on the Relevant Stock Exchange or, if Common Stock is not then listed on any Relevant Stock Exchange, on the principal other market on which Common Stock is then listed or admitted for trading.  If Common Stock is not so listed or admitted for trading, “Trading Day” means a Business Day.

(kkk)            “Transfer Agent” means, initially, Computershare Trust Company, N.A. unless a successor transfer agent is appointed pursuant to Section 20 and, thereafter, means such successor.  The foregoing sentence shall likewise apply to any such subsequent successor or successors.

(lll)            “Volume Weighted Average Price” or “VWAP” per share of Common Stock means, on any Trading Day, the price per share of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg (or any successor service) page WMIH US <Equity> AQR (or its equivalent successor if such page is not available) in respect of the period from the scheduled open to 4:00 p.m., New York City time, on such Trading Day; or, if such price is not available, the market value per share of Common Stock on such Trading Day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Corporation for such purpose.

3.            Dividends.

(a)            Special Stub Dividend. Holders of shares of outstanding Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds of the Corporation lawfully available for payment a Special Stub Dividend at an annual rate of 3.00% of the Liquidation Preference per share of Series B Preferred Stock, payable in arrears on the Special Stub Dividend Payment Date, in cash (the “Special Stub Dividend”).  The Special Stub Dividend shall accumulate during the Special Stub Dividend Period whether or not, in the Special Stub Dividend Period, there have been funds of the Corporation lawfully available for the payments of such Special Stub Dividend.  The Special Stub Dividend shall be payable on the Special Stub Dividend Payment Date to Holders that are Record Holders on the record date set by the Board of Directors for the payment of the Special Stub Dividend, but only to the extent the Special Stub Dividend has been declared by the Board of Directors to be payable on the Special Stub Dividend Payment Date.  The Special Stub Dividend shall be based on the number of days elapsed during the Special Stub Dividend Period and computed on the basis of a 360-day year consisting of twelve 30-day months.  Accrued but unpaid Special Stub Dividends will continue to accumulate at the rate of 3.00% per annum.  No interest, or sum of money in lieu of interest shall be payable in respect of any Special Stub Dividend payment or payments.  If the Special Stub Dividend is not paid on the Special Stub Dividend Payment Date in full to all holders of the Series B Preferred Stock, such Special Stub Dividend shall be declared and paid pro rata so that the respective amounts of such dividends so declared and paid shall bear the same ratio as all accrued and unpaid Special Stub Dividends on the shares of Series B Preferred Stock payable on the Special Stub Dividend Payment Date bear to each other.  If the Board of Directors determines not to pay the Special Stub Dividend in full on the Special Stub Dividend Payment Date, the Corporation will provide written notice to the Holders prior to the Special Stub Dividend Payment Date.

(b)            Regular Dividends. Holders of shares of outstanding Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of the capital stock of the Corporation lawfully available for issuance, cumulative regular dividends at an annual rate of 5.00% of the Liquidation Preference per share of Series B Preferred Stock, payable semi-annually in arrears on each Regular Dividend Payment Date, in a number of shares of Common Stock per share of Series B Preferred Stock equal to the quotient obtained by dividing the amount of such dividend payment by the greater of (A) the arithmetic average of daily Volume Weighted Average Price per share for the Common Stock during the 20 Trading Day period ending on the Trading Day immediately preceding the record date for such dividend and (B) $1.05 (in the case of both (A) and (B), as may be equitably adjusted as determined by the Corporation for any splits, reverse-splits, reclassifications or other similar transformative, dilutive or anti-dilutive events impacting the Common Stock), rounded down to the nearest whole share (subject to Section 3(d) and Section 5(c) of this Article VI below) (the “Regular Dividends”).  Regular Dividends shall accumulate from the most recent date as to which Regular Dividends shall have been paid or, if no Regular Dividends have been paid, from the Amendment Effective Time, whether or not in any Regular Dividend Period or Regular Dividend Periods, as the case may be, there have been shares of Common Stock lawfully available for the payment of such Regular Dividends.  Regular Dividends shall be payable on a Regular Dividend Payment Date to Holders that are Record Holders on the Regular Record Date immediately preceding such Regular Dividend Payment Date, but only to the extent a Regular Dividend has been declared by the Board of Directors to be payable on such Regular Dividend Payment Date, except that Regular Dividends payable on each Mandatory Conversion Date will be payable to the Holders to the extent the Corporation is lawfully permitted to pay such Regular Dividends at such time.  If any Regular Dividend Payment Date is not a Business Day, the Regular Dividend payable on such date shall be paid on the next Business Day without any adjustment, interest or other penalty in respect of such delay.  Regular Dividends payable on shares of Series B Preferred Stock for each full Regular Dividend Period shall be computed by dividing the annual dividend rate by two.  Regular Dividends payable on shares of Series B Preferred Stock for the Regular Dividend Period ending June 15, 2018 shall be paid based on the number of days elapsed since the Amendment Effective Time (inclusive of January 5, 2018) and for any partial Regular Dividend Period thereafter shall be based on the number of days elapsed during such Regular Dividend Period and, in all cases shall be computed on the basis of a 360-day year consisting of twelve 30-day months.  Accrued but unpaid Regular Dividends will continue to cumulate at the rate of 5.00% per annum. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series B Preferred Stock which may be in arrears.  If more than one share of the Series B Preferred Stock is held by the same Holder, the number of full shares of Common Stock issued as a Regular Dividend shall be computed on the basis of the aggregate number of shares of Series B Preferred Stock held by such Holder.

(c)            No Regular Dividend shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the Series B Preferred Stock with respect to any Regular Dividend Period unless the Special Stub Dividend and all Regular Dividends for all preceding Regular Dividend Periods shall have been declared and paid, or declared and a sufficient amount of Common Stock has been set apart for the payment of such dividends, upon all outstanding shares of Series B Preferred Stock.

(d)            So long as any share of Series B Preferred Stock remains outstanding:

(A)            no dividend or distribution shall be declared or paid on the Common Stock or any other shares of Junior Stock, including dividends payable solely in shares of Common Stock;

(B)            no dividend or distribution shall be declared or paid on Parity Stock, except as set forth in this Section 3(c) of this Article VI; and

(C)            no Common Stock, Junior Stock or Parity Stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Corporation or any of its Subsidiaries,

unless all accrued and unpaid Regular Dividends for all past Regular Dividend Periods, including the latest completed Regular Dividend Period, on all outstanding shares of Series B Preferred Stock have been or are contemporaneously declared and paid in full.

The foregoing limitations shall not apply to:

(A)            redemptions, purchases or other acquisitions of shares of Common Stock or other Junior Stock in connection with any employment contract, any employee benefit plan or other similar arrangements with or for the benefit of any one or more employees, officers or directors in the ordinary course of business;

(B)            any dividends or distributions of rights or Junior Stock in connection with a stockholders’ rights plan or any redemption or repurchase of rights pursuant to any stockholders’ rights plan; or

(C)            the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation preference) or Junior Stock and, in each case, the payment of cash solely in lieu of fractional shares.

When Regular Dividends are not paid on any Regular Dividend Payment Date in full upon the Series B Preferred Stock, all Regular Dividends declared on Series B Preferred Stock and payable on such Regular Dividend Payment Date shall be declared and paid pro rata so that the respective amounts of such dividends so declared shall bear the same ratio as all accrued and unpaid dividends on the shares of Series B Preferred Stock payable on such Regular Dividend Payment Date bear to each other.  If the Board of Directors determines not to pay any Regular Dividend in full on a Regular Dividend Payment Date, the Corporation will provide written notice to the Holders prior to such Regular Dividend Payment Date.

(e)            Notwithstanding anything in this Article VI to the contrary, prior to the declaration of any Regular Dividend, the Corporation shall have the right, but not the obligation, to request that any or all holders of Series B Preferred Stock execute and deliver to the Corporation a tax representation letter (a “Representation Letter”) or, if such holder has given to the Corporation a Representation Letter, an update to Schedule A to such previously executed Representation Letter, in form and substance acceptable to the Corporation in its sole and absolute discretion.  The Board of Directors may determine in accordance with Article VIII that any or all of any Regular Dividend payable to a holder of Preferred Stock constitutes Excess Securities (and upon such determination shall deliver any such Excess Securities to an Agent for the sale of all of such Excess Securities in accordance with Article VIII with the proceeds from the sale of such Excess Securities to be distributed in accordance with the provisions of Section 3 of Article VIII, with the Holder being treated as the Purported Transferee of such Excess Securities for all purposes thereunder) if:

(A)            the Corporation makes such a request and such holder does not execute and deliver a Representation Letter in a timely manner; or

(B)            the Board of Directors determines, in accordance with Article VIII, that the payment of a Regular Dividend would create a Substantial Holder and/or increase the Percentage Stock Ownership of a Substantial Holder.

(f)            The shares of Common Stock issued as Regular Dividends will bear a restrictive legend as follows:

THE SHARES OF COMMON STOCK REPRESENTED HEREBY (THE “COMMON STOCK”) OF WMIH CORP. (THE “COMPANY”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS RECEIVED COMMON STOCK, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRANSFER AGENT’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND / OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

IN ADDITION TO THE PROVISIONS CONTAINED IN ARTICLE VIII OF THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, EACH HOLDER OF COMMON STOCK SHALL BE REQUIRED TO PROVIDE PRIOR WRITTEN NOTICE TO THE BOARD OF DIRECTORS OF THE COMPANY OF ANY PROPOSED RESTRICTED TRANSFER OF COMMON STOCK OR ANY PROPOSED RESTRICTED TRANSFER OF AN INTEREST IN AN ENTITY THROUGH WHICH SUCH PARTY OWNS, DIRECTLY OR INDIRECTLY, ITS COMMON STOCK. FOR PURPOSES OF THE FOREGOING, “RESTRICTED TRANSFER” REFERS TO ANY MEANS OF CONVEYING RECORD, BENEFICIAL OR TAX OWNERSHIP (APPLYING, IN THE CASE OF TAX OWNERSHIP, APPLICABLE ATTRIBUTION RULES FOR PURPOSES OF SECTION 382 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED), WHETHER SUCH MEANS IS DIRECT OR INDIRECT, VOLUNTARY OR INVOLUNTARY, THAT REQUIRES THE CONSENT OR APPROVAL OF THE BOARD OF DIRECTORS OF THE COMPANY PURSUANT TO SECTION 2 OF ARTICLE VIII OF THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

4.            Participating Dividends.

(a)            Without the written consent of Holders of a majority in aggregate Liquidation Preference of the Series B Preferred Stock, the Corporation shall not declare or pay any dividends, distributions or other issuances to all or substantially all holders of the shares of Common Stock (whether payable in cash, securities or other property or assets), unless the Holders of the shares of Series B Preferred Stock then outstanding shall simultaneously receive participating dividends, distributions or other issuances, as applicable (collectively, “Participating Dividends”), that such Holders would have been entitled to if the shares of Series B Preferred Stock had been converted into shares of Common Stock using the then-applicable Conversion Price immediately preceding the record date for determining the stockholders eligible to receive such Common Stock dividends including, for the avoidance of doubt, any shares of Common Stock issuable in respect of accrued but unpaid Regular Dividends.  For the avoidance of doubt, the written consent of Holders of a majority in aggregate Liquidation Preference of the Amended Series B Preferred Stock will not be required to declare or pay any dividend in which the Holders are entitled to participate in accordance with this Section 4(a).

(b)            Participating Dividends shall be payable as and when paid to the holders of shares of Common Stock.  The record date for Participating Dividends shall be the same as the record date for the payments of dividends, distributions or other issuances to the Holders of shares of Common Stock.  Participating Dividends not paid or made to holders of shares of Series B Preferred Stock shall be considered accrued and unpaid dividends of the Series B Preferred Stock.

5.            Mandatory Conversion on the Mandatory Conversion Date.

(a)            On the closing date of an Acquisition (A) the number of outstanding shares of Series B Preferred Stock, with respect to which the net proceeds from the Offering were utilized in such Acquisition, on a pro rata basis, shall automatically convert into a number of shares of Common Stock equal to the Liquidation Preference thereof divided by the Conversion Price and (B) the Corporation shall issue 19.04762 shares of Common Stock (a “Special Distribution”) per share of  Series B Preferred Stock that is automatically converted in accordance with clause (A), as may be equitably adjusted as determined by the Corporation for any splits, reverse-splits, reclassifications or other similar transformative, dilutive or anti-dilutive events impacting the Common Stock, rounded down to the nearest whole share.  Notwithstanding the foregoing, on the closing date of an Acquisition that constitutes a Qualified Acquisition, each and every then outstanding share of Series B Preferred Stock (X) shall automatically convert into a number of shares of Common Stock equal to its Liquidation Preference divided by the Conversion Price and (Y) the Corporation shall issue a Special Distribution per each share of Series B Preferred Stock that is automatically converted in accordance with clause (X), as may be equitably adjusted as determined by the Corporation for any splits, reverse-splits, reclassifications or other similar transformative, dilutive or anti-dilutive events impacting the Common Stock, rounded down to the nearest whole share.  Notwithstanding the foregoing, in the event that the Board of Directors determines in accordance with Article VIII that the receipt of additional shares of Common Stock in respect of a Special Distribution would cause such Holder to become a Substantial Holder and/or increase the Percentage Stock Ownership of a Substantial Holder, the Board of Directors, in its discretion pursuant to Article VIII, may determine that any or all such of such Special Distribution constitutes Excess Securities (and upon such determination shall deliver any such Excess Securities to an Agent for the sale of all of such Excess Securities in accordance with Article VIII with the proceeds from the sale of such Excess Securities to be distributed in accordance with the provisions of Section 3 of Article VIII, with the Holder being treated as the Purported Transferee of such Excess Securities for all purposes thereunder).  Each closing date of an Acquisition (including a Qualified Acquisition) shall be a “Mandatory Conversion Date.”  The Corporation shall issue a press release relating to each Acquisition (including a Qualified Acquisition) as soon as practicable, but in any event no later than the closing date of such Acquisition.

(b)            The Conversion Price shall be subject to adjustment, if applicable, in accordance with the provisions of Section 11 of this Article VI.

(c)            In addition to the shares of Common Stock issuable upon Mandatory Conversion, Holders of the Series B Preferred Stock shall have the right to receive on each Mandatory Conversion Date in shares of Common Stock an amount equal to any accrued and unpaid dividends on the shares of the Series B Preferred Stock to be converted on such Mandatory Conversion Date as of such Mandatory Conversion Date, whether or not declared (other than previously declared dividends payable to Holders of record as of a prior date), to the extent the Corporation is lawfully permitted to issue such shares at such time; provided, however, that in the event that the Board of Directors determines in accordance with Article VIII that the receipt of additional shares of Common Stock in respect of such dividends would cause such Holder to become a Substantial Holder and/or increase the Percentage Stock Ownership of a Substantial Holder, the Board of Directors, in its discretion pursuant to Article VIII, may determine that any or all such of such Common Stock constitutes Excess Securities (and upon such determination shall deliver any such Excess Securities to an Agent for the sale of all of such Excess Securities in accordance with Article VIII with the proceeds from the sale of such Excess Securities to be distributed in accordance with the provisions of Section 3 of Article VIII, with the Holder being treated as the Purported Transferee of such Excess Securities for all purposes thereunder).

6.            Mandatory Redemption.

(a)            Except as described in Section 6(b) of this Article VI, the Corporation shall be required to redeem all outstanding shares of the Series B Preferred Stock (including unconverted shares of the Series B Preferred Stock remaining after any Mandatory Conversion), if any, unless such shares of the Series B Preferred Stock have been previously repurchased at the option of the Holder pursuant to a Change of Control Event or mandatorily converted, on October 5, 2019 (the “Mandatory Redemption Date”), out of funds lawfully available for payment, at a price equal to $1,000 per share of the Series B Preferred Stock, plus  shares of Common Stock equal to the pro rata portion of the Regular Dividend for the partial Regular Dividend Period ended immediately following October 5, 2019, plus shares of Common Stock in respect of any other accrued and unpaid dividends, if any, whether or not declared (the “Mandatory Redemption Price”).

(b)            If, prior to the Mandatory Redemption Date, the Corporation has publicly announced that it has entered into a definitive agreement for an Acquisition, the Mandatory Redemption Date shall be extended to the earlier to occur of:

(A)            April 5, 2020; and

(B)            the day immediately following (x) the date such definitive agreement is terminated or (y) the date such Acquisition is closed.

(c)            The Corporation shall submit a certificate to the Escrow Agent (within the time period required by the Escrow Agreement (unless waived by the Escrow Agent)) to request disbursement of funds sufficient to pay the Mandatory Redemption Price on the Mandatory Redemption Date. If the Paying Agent holds immediately available funds sufficient to pay the Mandatory Redemption Price on the Mandatory Redemption Date, each share of the Series B Preferred Stock shall cease to be outstanding and dividends shall cease to accrue on the Mandatory Redemption Date, whether or not such Series B Preferred Stock is delivered to the Paying Agent, and all other rights of the Holders shall terminate (other than the right to receive the Mandatory Redemption Price).

7.            Repurchase at the Option of the Holder upon a Change of Control Event.

(a)            If a Change of Control Event occurs at any time when shares of Series B Preferred Stock are outstanding, each Holder of Series B Preferred Stock shall have the right, at such Holder’s option, to require the Corporation to repurchase (a “Change of Control Event Repurchase Offer”) for cash, out of funds lawfully available for payment, all of such Holder’s outstanding Series B Preferred Stock, or any portion thereof that is equal to $1,000 or an integral multiple thereof, on the date specified by the Corporation in the Change of Control Event Corporation Notice that is not less than 20 calendar days or more than 35 calendar days following the date of the Change of Control Event Corporation Notice (the “Change of Control Event Repurchase Date”) at the “Change of Control Event Repurchase Price,” which shall equal $1,750 per share of Series B Preferred Stock, plus accrued and unpaid dividends in the form of shares of Common Stock, if any, whether or not declared.

(b)            A “Change of Control Event” shall occur if, prior to the consummation of a Qualified Acquisition, any “person” or “group” of related persons (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than a majority of the total voting power of all classes of capital stock of the Corporation then outstanding and normally entitled to vote in the election of directors.

(c)            No later than 20 calendar days following any Change of Control Event, the Corporation shall send notice of such Change of Control Event (the “Change of Control Event Corporation Notice”) by first class mail, with a copy to the Transfer Agent, to each Holder of the Series B Preferred Stock to the address of such Holder appearing in the security register with a copy to the Transfer Agent (or otherwise in accordance with the procedures of DTC), with the following information:

(A)            that a Change of Control Event has occurred and a Change of Control Event Repurchase Offer is being made and that all shares of Series B Preferred Stock properly tendered pursuant to such offer will be accepted for payment by the Corporation;

(B)            the Change of Control Event Redemption Price and the Change of Control Event Repurchase Date;

(C)            that any shares of Series B Preferred Stock not properly tendered will remain outstanding and continue to accrue dividends and will retain their conversion rights;

(D)            that, unless the Corporation defaults in the payment of the Change of Control Event Repurchase Price, all shares of Series B Preferred Stock accepted for payment pursuant to the Change of Control Event  Repurchase Offer will cease to accrue dividends and their conversion rights will terminate on the Change of Control Event Repurchase Date;

(E)            that Holders electing to have any shares of Series B Preferred Stock repurchased pursuant to a Change of Control Event Repurchase Offer will be required to surrender such shares, with the form entitled “Option of Holder to Elect Repurchase” on the reverse of such shares completed, to the Transfer Agent specified in the Change of Control Event Company Notice at the address specified in the Change of Control Event Corporation Notice prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Change of Control Event Repurchase Date;

(F)            that Holders will be entitled to withdraw all or a portion of their shares tendered for repurchase; provided that the Transfer Agent receives, not later than 5:00 p.m., New York City time, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder of the shares, the number of shares tendered for repurchase, and a statement that such Holder is withdrawing its tendered shares; and

(G)            that if the fewer than all of a Holder’s shares are repurchased, the Corporation will issue to the Holder new shares having aggregate Liquidation Preference equal to the unrepurchased portion of such Holder’s shares; the aggregate Liquidation Preference of such shares must be equal to $1,000 or an integral multiple of $1,000 in excess thereof.

The Corporation shall (within the time period required by the Escrow Agreement (unless waived by the Escrow Agent)) submit a certificate to the Escrow Agent to request disbursement of funds sufficient to pay the Change of Control Event Repurchase Price on the Change of Control Event Repurchase Date.

If the shares of Series B Preferred Stock are issued in book-entry form through DTC or any similar facility, a Holder must tender its shares of Series B Preferred Stock for repurchase in accordance with the applicable procedures of DTC or such similar facility.

Simultaneously with providing such notice, the Corporation shall publish the information on its website or through a press release or such other public medium as the Corporation may use at that time.

(d)            The Corporation shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the shares of Series B Preferred Stock pursuant to a Change of Control Event Repurchase Offer.  On the Change of Control Event Repurchase Date, the Corporation shall, to the extent permitted by law:

(A)            accept for payment all shares properly tendered pursuant to the Change of Control Event Repurchase Offer;

(B)            deposit with the Paying Agent an amount equal to the aggregate Change of Control Event Repurchase Price in respect of all shares so tendered; and

(C)            deliver, or cause to be delivered, to the Transfer Agent for cancellation the shares so accepted.

8.            Conversion Procedures.

(a)            On the applicable Mandatory Conversion Date, dividends on any shares of Series B Preferred Stock converted to Common Stock shall cease to accrue and cumulate, and such converted shares of Series B Preferred Stock shall cease to be outstanding, in each case, subject to the right of Holders of such shares of Series B Preferred Stock to receive shares of Common Stock (or units of Exchange Property, if applicable) into which such shares of Series B Preferred Stock were issuable upon such conversion and any accrued and unpaid dividends on such shares (payable in shares of Common Stock), to which such Holders are otherwise entitled pursuant to Section 5(c) of this Article VI.

(b)            The Person or Persons entitled to receive the Common Stock issuable upon Mandatory Conversion of the Series B Preferred Stock shall be treated as the Record Holder or Record Holders, as the case may be, of such shares of Common Stock as of 5:00 p.m., New York City time, on the applicable Mandatory Conversion Date.  Prior to 5:00 p.m., New York City time, on such applicable Mandatory Conversion Date, shares of Common Stock issuable upon Mandatory Conversion of any shares of Series B Preferred Stock shall not be deemed to be outstanding for any purpose, and Holders of shares of Series B Preferred Stock shall have no rights with respect to such shares of Common Stock, including, without limitation, voting rights, rights to respond to tender offers for the Common Stock and rights to receive any dividends or other distributions on the Common Stock, by virtue of holding shares of Series B Preferred Stock.

(c)            In the event that a Holder shall not by written notice designate the name in which shares of Common Stock to be issued upon Mandatory Conversion of such Holder’s shares of Series B Preferred Stock should be registered, on the applicable Mandatory Conversion Date, the Corporation shall be entitled to register such shares of Common Stock in the name of the Holder of such shares of Series B Preferred Stock as shown on the records of the Corporation.  In the event that shares of the Series B Preferred Stock are then held in certificated form, in the event that a Holder shall not by written notice to the Corporation elect to receive shares of Common Stock to be issued upon Mandatory Conversion in certificated form, the name in which such shares of Common Stock should be registered and the address to which the certificate or certificates representing such shares of Common Stock should be sent, the Corporation shall be entitled to register such shares in book-entry form, in the name of the Holder of such shares of Series B Preferred Stock as shown on the records of the Corporation.

(d)            As provided in Section 22 of this Article VI, if specified by the Holder that shares of Common Stock shall be issued to a Person other than the Holder of the shares of Series B Preferred Stock being mandatorily converted, then the Holder shall pay or cause to be paid any transfer or similar taxes payable in connection with the shares of Common Stock.

9.            Reservation of Common Stock.

The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, (i) solely for issuance upon the Mandatory Conversion of the Series B Preferred Stock as herein provided, that number of shares of Common Stock to be issued upon the Mandatory Conversion of all shares of Series B Preferred Stock then outstanding, calculated using the then-applicable Conversion Price, (ii) solely in respect of Special Distributions, that number of shares of Common Stock to be issued as Special Distributions, using the then number of shares of issued and outstanding Series B Preferred Stock and (iii) solely for issuance in respect of the payment of Regular Dividends as herein provided, that number of shares of Common Stock to be issued in each Regular Dividend in respect of all shares of Series B Preferred Stock then outstanding.

(a)            Notwithstanding the foregoing, the Corporation shall be entitled to deliver upon Mandatory Conversion of shares of Series B Preferred Stock, in respect of a Special Distribution or upon payment of a Regular Dividend or in respect of a Regular Dividend, in each case, as herein provided, shares of Common Stock reacquired and held in the treasury of the Corporation (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such treasury shares are free and clear of all liens, claims, charges, security interests or encumbrances (other than liens, claims, charges, security interests and other encumbrances created by the Holders).

(b)            All shares of Common Stock issued and delivered upon Mandatory Conversion of the Series B Preferred Stock, in respect of a Special Distribution or upon payment of a Regular Dividend, in each case, shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, charges, security interests and other encumbrances (other than liens, claims, charges, security interests and other encumbrances created by the Holders).

(c)            The Corporation shall use its reasonable efforts to take all such actions as may be necessary to assure that all shares of Common Stock to be issued upon Mandatory Conversion of the Series B Preferred Stock, in respect of a Special Distribution or in respect of the Regular Dividends, in each case, may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance).

10.            Fractional Shares.

(a)            No fractional shares of Common Stock shall be issued to Holders upon Mandatory Conversion (including in the case of a conversion of less than all the outstanding shares of the Series B Preferred Stock), upon a Special Distribution or upon payment of a Regular Dividend.

(b)            In lieu of any fractional share of Common Stock otherwise issuable upon Mandatory Conversion, upon a Special Distribution or upon payment of a Regular Dividend or Participating Dividend, as applicable, that Holder shall be entitled to receive an amount in cash (computed to the nearest cent) based on the VWAP per share of Common Stock on the Trading Day immediately preceding the applicable Mandatory Conversion Date (except as described in Section 5(c) of this Article VI), the date of such Special Distribution, the Regular Dividend Payment Date or the payment date of a Participating Dividend, as applicable.

(c)            If more than one share of the Series B Preferred Stock is mandatorily converted by or for the same Holder, the number of full shares of Common Stock issuable upon Mandatory Conversion thereof shall be computed on the basis of the aggregate number of shares of Series B Preferred Stock mandatorily converted.

11.            Conversion Price Adjustments.

(a)            The Conversion Price will be adjusted from time to time as set forth in this Section 11 of this Article VI, provided that no adjustment shall be made with respect to dividends and distributions to holders of Common Stock to the extent that Holders of the Series B Preferred Stock participated in such dividend or distribution on a pro rata, as-converted basis, as described in Section 4 of this Article VI.

(A)            If the Corporation effects a subdivision or combination (including, without limitation, a stock split or a reverse stock split) of the Common Stock, the Conversion Price shall be adjusted based on the following formula:

CP1 = CP0 x OS0
OS1

where,

CP0	=	the Conversion Price in effect immediately prior to 9:00 a.m., New York City time, on the effective date for such subdivision or combination;
CP1	=	the Conversion Price in effect immediately after 9:00 a.m., New York City time, on such effective date;
OS0	=	the number of shares of Common Stock outstanding immediately prior to 9:00 a.m., New York City time, on such effective date (and prior to giving effect to such event); and
OS1	=	the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, such subdivision or combination.

Any adjustment made under this Section 11(a)(A) of this Article VI shall become effective immediately after 9:00 a.m., New York City time, on the effective date for such subdivision or combination.  If any subdivision or combination of the type described in this clause (A) is declared but not so made, the Conversion Price shall be immediately readjusted, effective as of the earlier of (a) the date the Board of Directors determines not to make such subdivision or combination and (b) the date the subdivision or combination was to have been effective, to the Conversion Price that would then be in effect if such subdivision or combination had not been declared.

(A)            If the Corporation or one or more of its Subsidiaries purchases Common Stock pursuant to a tender offer or exchange offer (except as provided in Section 11(c)(B) of this Article VI) and the cash and value of any other consideration included in the payment per share of Common Stock validly tendered or exchanged exceeds an average VWAP per share of Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), the Conversion Price shall be decreased based on the following formula

CP1 = CP0 x (SP1 x (OSo)
(FMC + (SP1 x (OS1))

where:

CP0	=	the Conversion Price in effect immediately prior to 5:00 p.m., New York City time, on the tenth Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;
CP1	=	the Conversion Price in effect immediately after 5:00 p.m., New York City time, on the tenth Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;
FMV	=
the fair market value (as determined in good faith by the Board of Directors) as of the Expiration Date of the aggregate value of all cash and any other consideration paid or payable for shares of the Common Stock validly tendered or exchanged and not withdrawn as of the Expiration Date (the “Purchased Shares”);

OS1	=	the number of shares of Common Stock outstanding as of the last time tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Time”), less any Purchased Shares;
OS0	=	the number of shares of Common Stock outstanding at the Expiration Time, including any Purchased Shares; and
SP1	=	the average VWAP per share of the Common Stock for the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.

The adjustment to the Conversion Price under this Section 11(a)(B) of this Article VI shall occur at 5:00 p.m., New York City time, on the tenth consecutive Trading Day immediately following, and including, the Trading Day immediately following the Expiration Date, but will be given effect as of 9:00 a.m., New York City time, on the Expiration Date.  The Corporation shall delay the settlement of any conversion of Series B Preferred Stock if the applicable Mandatory Conversion Date, occurs during such 10 consecutive Trading Day period.  In such event, the Corporation shall deliver the shares of Common Stock issuable in respect of such conversion (based on the adjusted Conversion Price) on the first Business Day immediately following the last Trading Day of such 10 consecutive Trading Day period.

For purposes of this Section 11(a) of this Article VI, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(b)            Voluntary Adjustment for Tax Reasons.  The Corporation may make such decreases in the Conversion Price if the Board of Directors deems it advisable in order to avoid or diminish any income tax to holders of the Common Stock resulting from any dividend or distribution of the Corporation’s shares (or issuance of rights or warrants to acquire shares) or from any event treated as such for income tax purposes or for any other reasons; provided that the same proportionate adjustment must be made to the Conversion Price.  If any adjustment to the Conversion Price is treated as a distribution to any Non-U.S. Holder which is subject to withholding tax, the Corporation (or Transfer Agent or any paying agent on behalf of the Corporation) may set off any withholding tax that is required to be collected with respect to such deemed distribution against cash payments and other distributions otherwise deliverable to such Non-U.S. Holder.  Any decrease to the Conversion Price in accordance with the provisions of this Section 11(b) of this Article VI that reduces the Conversion Price below $1.08 per share, as may be equitably adjusted as determined by the Corporation for any splits, reverse-splits, reclassifications or other similar transformative, dilutive or anti-dilutive events impacting the Common Stock, shall require the prior approval of the Corporation’s stockholders to the extent required by, and in accordance with, the rules of The Nasdaq Stock Market.

(c)            Calculation of Adjustments.

(A)            The Conversion Price shall not be adjusted except as provided herein.  Without limiting the foregoing, the Conversion Price shall not be adjusted for:

(i)            the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Corporation’s securities and the investment of additional optional amounts in the Common Stock under any plan;

(ii)            the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan, employee agreement or arrangement or program of the Corporation or any Subsidiaries of the Corporation;

(iii)            the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the Issue Date; and

(iv)       a change solely in the par value of the Common Stock.

(d)            Notice of Adjustment.  Whenever the Conversion Price is to be adjusted, the Corporation shall: (i) compute the adjusted Conversion Price and prepare and transmit to the Transfer Agent an Officer’s Certificate setting forth the adjusted Conversion Price, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based; (ii) as soon as practicable following the determination of the revised Conversion Price, provide, or cause to be provided, a written notice to Holders of the occurrence of such event and (iii) as soon as practicable following the determination of the revised Conversion Price, provide, or cause to be provided, to Holders a statement setting forth in reasonable detail the method by which the adjustment to the Conversion Price was determined and setting forth the revised Conversion Price.

(e)            Recapitalizations, Reclassifications and Changes of the Common Stock.  In the event of:

(A)            any recapitalization, reclassification or change of the Common Stock (other than changes only in par value or resulting from a subdivision or combination);

(B)            any consolidation or merger of the Corporation with or into another Person or any statutory exchange or binding share exchange; or

(C)            any sale, transfer, lease or conveyance to another Person of all or substantially all of the property and assets of the Corporation and its Subsidiaries;

in each case as a result of which the shares of Common Stock are exchanged for, or converted into, other securities, property or assets (including cash or any combination thereof) (any such event, a “Reorganization Event”), then, at the effective time of such Reorganization Event, each share of Series B Preferred Stock outstanding immediately prior to such Reorganization Event shall, without the consent of Holders, become convertible into the kind and amount of such other securities, property or assets (including cash or any combination thereof) that holders of the Common Stock received in such Reorganization Event (the “Exchange Property”) based on the number of shares of Common Stock that such Holder would have owned on an as-converted basis determined assuming the then-applicable Conversion Price, and, at the effective time of such Reorganization Event, the Corporation shall amend this Article VI (or, if applicable, cause to be issued a certificate of designation) to provide for such change in the conversion provisions of the Series B Preferred Stock; provided that if the kind and amount of Exchange Property receivable upon such Reorganization Event is not the same for each share of Common Stock held immediately prior to such Reorganization Event by a Person, then the Exchange Property receivable upon such Reorganization Event shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of the Common Stock that affirmatively make an election (or of all such holders if none makes an election).

The above provisions of this Section 11(e) of this Article VI shall similarly apply to successive Reorganization Events and the Corporation shall make applicable adjustments to the anti-dilution adjustments as the Board of Directors (or the board of directors of any successor of the Corporation) shall deem appropriate.

The Corporation (or any successor) shall, as soon as reasonably practicable (but in any event within 20 days) after the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence of such Reorganization Event and of the kind and amount of the cash, securities or other property that constitute the Exchange Property.  Failure to deliver such notice shall not affect the operation of this Section 11(e) of this Article VI.

12.            Liquidation Rights.

(a)            Voluntary or Involuntary Liquidation.  In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, each Holder shall be entitled to receive for each share of Series B Preferred Stock, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, subject to the rights of any creditors of the Corporation, before any payment or distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other Junior Stock of the Corporation, payment in full in an amount in cash equal to the greater of (i) the sum of (x) $1,000 per share of Series B Preferred Stock (the “Liquidation Preference”) and (y) an amount equal to any accrued and unpaid dividends on each share of Series B Preferred Stock, whether or not declared and whether or not designated to be paid in cash or shares of Common Stock, to, but not including, the date fixed for liquidation, dissolution or winding up and (ii) the amount such holder would receive on an as-converted basis in a pro rata distribution to holder of Common Stock in a liquidation (such amounts in (i) or (ii) collectively, the “Total Liquidation Preference”).

(b)            Partial Payment.  If in any distribution described in Section 12(a) of this Article VI the assets of the Corporation or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of Series B Preferred Stock and any Parity Stock as to such distribution, Holders and the holders of such Parity Stock shall share ratably in any such distribution in proportion to the full amount of the Liquidation Preference and accrued and unpaid dividends to which they are entitled.

(c)            Residual Distributions.  After payment of the full amount of the Total Liquidation Preference to which they are entitled, Holders will have no right or claim to any of the remaining assets of the Corporation (or proceeds thereof).

13.            No Sinking Fund.  The Series B Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions, except as provided in Sections 6 and 7 of this Article VI.

14.            Status of Converted, Redeemed or Repurchased Shares.  Shares of Series B Preferred Stock that are duly converted in accordance herewith, or redeemed, repurchased or otherwise acquired by the Corporation shall revert to authorized but unissued shares of Preferred Stock, undesignated as to series and available for future issuance; provided that any such cancelled shares of Series B Preferred Stock may be reissued only as shares of any series of Preferred Stock other than Series B Preferred Stock.

15.            Voting Rights.

(a)            General.  Holders shall vote on an as-converted basis, calculated using the then-applicable Conversion Price, with holders of Common Stock.  In addition, the affirmative consent of Holders of at least a majority in voting power of the outstanding shares of the Series B Preferred Stock, voting as a separate class, shall be required for:

(A)            the amendment or alteration of the provisions in Article VIII;

(B)            the amendment or alteration of this Article VI;

(C)            the amendment or alteration of this Certificate of Incorporation to authorize or create or increase the authorized amount of, or issue, any class or series of stock ranking senior to the Series B Preferred Stock with respect to either or both the payment of dividends and the distribution of assets upon any liquidation, dissolution or winding-up; and

(D)            the amendment, alteration or repeal of any provision of this Certificate of Incorporation that adversely affects the rights, preferences, privileges or voting power of the Series B Preferred Stock.

(b)            Preferred Directors.  In addition to the voting rights in Section 15(a) of this Article VI, if the Corporation fails to:

(A)            pay Regular Dividends or Participating Dividends payable on the shares of the Series B Preferred Stock for three (3) consecutive Regular Dividend Periods or payment dates of Participating Dividends, as applicable;

(B)            pay the Mandatory Redemption Price in full at the Mandatory Redemption Date; or

(C)            repurchase the shares of the Series B Preferred Stock tendered for repurchase by paying in full the aggregate Change of Control Event Repurchase Price for all shares so tendered on the Change of Control Event Repurchase Date

(each, an “Event of Nonpayment”); then (to the extent permitted under this Certificate of Incorporation and the Bylaws) immediately prior to the next annual meeting or special meeting of the Corporation’s stockholders, the authorized number of directors on the Board of Directors shall automatically be increased by two and the Holders will have the right, voting as a separate class, to elect two directors (together, the “Preferred Directors” and each, a “Preferred Director”) to fill such newly created directorships at such meeting of the Corporation’s stockholders and at each subsequent annual meeting or special meeting of the Corporation’s stockholders until:

(x)            in the Event of Nonpayment of accrued and unpaid Regular Dividends and Participating Dividends, all accrued and unpaid Regular Dividends and Participating Dividends have been paid in full;

(y)            in the Event of Nonpayment of the Mandatory Redemption Price, the Mandatory Redemption Price of all shares of the Series B Preferred Stock have been paid in full; or

(z)            in the Event of Nonpayment of the aggregate Change of Control Event Repurchase Price for all shares of the Series B Preferred Stock tendered for repurchase, the aggregate Change of Control Event Repurchase Price for such tendered shares has been paid in full;

at which time, as applicable, such right will immediately terminate, except as otherwise provided herein or expressly provided by law, subject to revesting in the event of each and every Event of Nonpayment.

Upon any termination of the right set forth in the immediately preceding paragraph, the Preferred Directors shall cease to be qualified as directors, the term of office of all Preferred Directors then in office shall terminate immediately and the authorized number of directors shall be reduced by the number of Preferred Directors elected as described above.

Any Preferred Director may be removed at any time, with or without cause, and any vacancy created thereby may be filled, only at a meeting of the Corporation’s stockholders at which this is a permitted action by the affirmative vote of the Holders of a majority in voting power of the shares of Series B Preferred Stock at the time outstanding voting separately as a class.  If the office of any Preferred Director becomes vacant for any reason other than removal from office as described above, the remaining Preferred Director may choose a successor who will hold office for the unexpired term in respect of which such vacancy occurred.

At any time after the right of Holders to elect Preferred Directors has become vested and is continuing but a meeting of the Corporation’s stockholders to elect such Preferred Directors has not yet been held, or if a vacancy shall exist in the office of any such Preferred Director that has not been filled by the remaining Preferred Director, the Board of Directors may, but shall not be required to, call a special meeting of Holders for the purpose of electing the Preferred Directors that such Holders are entitled to elect; provided that in the event the Board of Directors does not call such special meeting, such election will be held at the next annual meeting.  At any such meeting held for the purpose of electing such Preferred Director or Preferred Directors, as the case may be, (whether at an annual meeting or special meeting), the presence in person or by proxy of the Holders of shares representing at least a majority of the voting power of the Series B Preferred Stock shall be required to constitute a quorum of the Series B Preferred Stock.  The affirmative vote of Holders constituting a majority of the voting power of such shares present at such meeting, in person or by proxy, shall be sufficient to elect any such Preferred Director.

(c)            Procedures for Voting and Consents.  The rules and procedures for calling and conducting any meeting of Holders (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of this Certificate of Incorporation, the Bylaws, applicable law and the rules of any national securities exchange or other trading facility on which the Series B Preferred Stock is listed or traded at the time.

16.            Record Holders.  To the fullest extent permitted by applicable law, the Corporation and the Transfer Agent may deem and treat the Record Holder of any share of Series B Preferred Stock as the absolute, true and lawful owner thereof for all purposes, including, without limitation, for purposes of making payment and settling conversions, to the fullest extent permitted by law and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.

17.            Notices.  All notices or communications in respect of Series B Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted herein, in the Bylaws or by applicable law.  Notwithstanding the foregoing, if shares of Series B Preferred Stock are issued in book-entry form through DTC or any similar facility, such notices may be given to the Holders in any manner permitted by such facility.

18.            No Preemptive Rights.  No share of Series B Preferred Stock or share of Common Stock issued upon Mandatory Conversion of the Series B Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

19.            Replacement Stock Certificates.

(a)            If physical certificates are issued, and any of the Series B Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Corporation shall, at the expense of the Holder thereof, issue, in exchange and in substitution for and upon cancellation of the mutilated Series B Preferred Stock certificate, or in lieu of and substitution for the lost, stolen or destroyed Series B Preferred Stock certificate, a new Series B Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Series B Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Series B Preferred Stock certificate and indemnity, if requested, satisfactory to the Corporation and the Transfer Agent.

(b)            The Corporation is not required to issue any certificate representing the Series B Preferred Stock on or after the Mandatory Conversion Date.  In lieu of the delivery of a replacement certificate following such Mandatory Conversion Date in connection with a Qualified Acquisition, the Transfer Agent, upon delivery of the evidence and indemnity described in clause (a) above, shall (subject to Section 5(d) of this Article VI) deliver the shares of Common Stock issuable, along with any other consideration payable or deliverable, pursuant to the terms of the Series B Preferred Stock formerly evidenced by the certificate.

20.            Transfer Agent, Registrar, Conversion Agent and Paying Agent.  The duly appointed Transfer Agent, Registrar, Conversion Agent and Paying Agent for the Series B Preferred Stock shall be Computershare Trust Company, N.A.  The Corporation may, in its sole discretion, remove the Transfer Agent in accordance with the agreement between the Corporation and the Transfer Agent; provided that the Corporation shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal.  Upon any such removal or appointment, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the Holders.

21.            Form.  The Series B Preferred Stock may be issued in book-entry form through DTC or any similar facility.

22.            Stock Transfer and Stamp Taxes.  The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series B Preferred Stock or shares of Common Stock issued on account of Series B Preferred Stock pursuant hereto or certificates representing such shares or securities.  The Corporation shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series B Preferred Stock or Common Stock in a name other than that in which the shares of Series B Preferred Stock with respect to which such shares are issued or delivered were registered, or in respect of any payment to any Person other than a payment to the Holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

23.            Listing.

(a)            The Corporation hereby covenants and agrees to use its reasonable efforts to list Common Stock on a national securities exchange after becoming eligible to do so and upon approval of the Board of Directors.

(b)            The Corporation hereby covenants and agrees that, if at any time the Common Stock shall be listed or quoted, as applicable, on any national securities exchange, automated quotation system or other market, the Corporation shall, if permitted by the rules of such exchange, system or market, use reasonable efforts to list or quote and keep listed or quoted, as applicable, so long as the Common Stock shall be so listed  or quoted, as applicable on such exchange, system or market, all shares of Common Stock issuable upon Mandatory Conversion of the Series B Preferred Stock, calculated using the then-applicable Conversion Price; provided, however, that if the rules of such exchange, system or market permit the Corporation to defer the listing of such Common Stock until the first Mandatory Conversion of Series B Preferred Stock into Common Stock in accordance with the provisions hereof, the Corporation covenants to use reasonable efforts to list or quote, as applicable, such Common Stock issuable upon Mandatory Conversion of the Series B Preferred Stock if permitted by the rules of such exchange, system or market at such time.

24.            Ranking.  The Series B Preferred Stock will, with respect to dividend rights or rights upon the liquidation, dissolution or winding-up of the Corporation rank (i) senior to any Junior Stock, (ii) on parity with any Parity Stock and (iii) junior to any Senior Stock and the Corporation’s existing and future indebtedness (including trade payables).

25.            Information Reporting.  The Corporation hereby covenants and agrees to use its reasonable best efforts to timely file all required reports under Section 13 or 15(d) of the Exchange Act.

If, at any time, the Corporation is not subject to Section 13 or 15(d) of the Exchange Act, the Corporation shall, so long as any of the Series B Preferred Stock or Common Stock issued upon Mandatory Conversion will, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, upon the written request of a holder, beneficial owner or prospective purchaser of the Series B Preferred Stock or Common Stock, as the case may be, promptly furnish such holder, beneficial owner or prospective purchaser the information required to be delivered pursuant to Rule l44A(d)(4) under the Securities Act to facilitate the resale of the Series B Preferred Stock or Common Stock, as the case may be, pursuant to Rule l44A under the Securities Act, as such rule may be amended from time to time.  The Corporation shall take such further action as any holder or beneficial owner of the Series B Preferred Stock or Common Stock, as the case may be, may reasonably request to the extent from time to time required to enable such holder or beneficial owner to sell their shares of Series B Preferred Stock or Common Stock, as the case may be, in accordance with Rule 144A under the Securities Act.

26.            Other Rights.  The shares of Series B Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or as provided by applicable law.

Article VII NO NON-VOTING EQUITY SECURITIES

Pursuant to Section 1123(a)(6) of the title II of the United States Code (the “Bankruptcy Code”), notwithstanding any other provision contained herein to the contrary, the Corporation shall not issue non-voting equity securities.

Article VIII RESTRICTIONS ON TRANSFER OF SECURITIES

It is in the best interests of the Corporation and its stockholders that certain restrictions on the transfer or other disposition of shares of Common Stock, as relates to the preservation of certain tax attributes, be established as more fully set forth in this Article VIII.

1.            Definitions.  As used in this Article VIII, the following capitalized terms shall have the following respective meanings (and any references to any portions of Treasury Regulation Section 1.382-2T shall include any successor provision thereto):

“Acquire” means the acquisition, directly or indirectly, of ownership of Corporation Securities by any means, including, without limitation, (i) the exercise of any rights under any option, warrant, convertible security, pledge or other security interest or similar right to acquire shares, (ii) the entering into of any swap, hedge or other arrangement that results in the acquisition of any of the economic consequences of ownership of Corporation Securities, or (iii) any other acquisition or transaction treated under the applicable rules under Section 382 of the Code as a direct or indirect acquisition (including the acquisition of an ownership interest in a Substantial Holder), but shall not include the acquisition of any such rights unless, as a result, the acquiror would be considered an owner within the meaning of the tax laws.  The terms “Acquires” and “Acquisition” shall have the same meaning.

“Board” means the board of directors of the Corporation.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Corporation Securities” means (i) shares of Common Stock, (ii) any other interests that would be treated as “stock” of the Corporation pursuant to Treasury Regulation Section 1.382-2T(f)(18), and (iii) warrants, rights or options (including within the meaning of Treasury Regulation Section 1.382-4(d)(9)) to purchase Corporation Securities, but only to the extent such warrants, rights or options are treated as exercised pursuant to Treasury Regulation Section 1.382-4(d).

“Disposition” means the sale, transfer, exchange, assignment, liquidation, conveyance, pledge, or other disposition or transaction treated under the applicable rules under Section 382 of the Code as a direct or indirect disposition (including the disposition of an ownership interest in a Substantial Holder).  The terms “Dispose” and “Disposition” shall have the same meaning.

“DTC” means The Depository Trust Company.

“Effective Date” means the effective date of the Plan, which was March 19, 2012.

“Percentage Stock Ownership” means percentage stock ownership as determined in accordance with Treasury Regulation Section 1.382-2T(g), (h) (without regard to the rule that treats stock of an entity as to which the constructive ownership rules apply as no longer owned by that entity), (j) and (k), and Treasury Regulation Section 1.382-4.

“Person” means an individual, corporation, estate, trust, association, limited liability company, partnership, joint venture or similar organization or “entity” within the meaning of Treasury Regulation Section 1.382-3 (including, without limitation, any group of Persons treated as a single entity under such regulation).

“Plan” means the Seventh Amended Joint Plan of Washington Mutual, Inc. and WMI Investment Corp. pursuant to Chapter 11 of the Bankruptcy Code.

“Prohibited Transfer” means any purported Transfer of Corporation Securities to the extent that such Transfer is prohibited and/or void under this Article VIII.

“Restriction Release Date” means the earliest of (i) any date after the Effective Date if the Board in good faith determines that it is in the best interests of the Corporation and its stockholders for the ownership and transfer limitations set forth in this Article VIII to expire, (ii) the beginning of a taxable year of the Corporation as of which no Tax Benefits are available, or (iii) December 31, 2030.

“Substantial Holder” means a Person (including, without limitation, any group of Persons treated as a single “entity” within the meaning of the Treasury Regulation Section 1.382-3) holding Corporation Securities, whether as of the Effective Date, after giving effect to the Plan, or thereafter, representing a Percentage Stock Ownership (including indirect ownership, as determined under applicable Treasury Regulations) in the Corporation of at least 4.75%.

“Tax Benefits” means the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any “net unrealized built-in loss” within the meaning of Section 382 of the Code, of the Corporation or any direct or indirect subsidiary thereof.

“Transfer” means any direct or indirect Acquisition or Disposition of Corporation Securities.

“Treasury Regulation” means a Treasury regulation promulgated under the Code.

2.            Ownership Limitations.

To the fullest extent permitted by law, from and after the Effective Date and prior to the Restriction Release Date:

no Person shall be permitted to make an Acquisition, whether in a single transaction or series of related transactions, and any such purported Acquisition will be void ab initio, to the extent that after giving effect to such purported Acquisition (i) the purported acquiror or any other Person by reason of the purported acquiror’s Acquisition would become a Substantial Holder, or (ii) the Percentage Stock Ownership of a Person that, prior to giving effect to the purported Acquisition, is a Substantial Holder would be increased; and

no Substantial Holder shall Dispose of any Corporation Securities without consent of the Board, as provided in Section 2(b) of this Article VIII, and any such purported Disposition will be void ab initio.

The prior sentence is not intended to prevent the Corporation Securities from being DTC-eligible and shall not preclude the settlement of any transactions in the Corporation Securities entered into through the facilities of a national securities exchange, but such transaction, if prohibited by the prior sentence, shall nonetheless be a Prohibited Transfer.

The restrictions set forth in Section 2(a) of this Article VIII shall not apply to a proposed Transfer, and such Transfer shall be permitted notwithstanding anything to the contrary in Section 2(a), if the transferor or the transferee, upon providing at least fifteen (15) days prior written notice of such proposed Transfer to the Board, obtains the written approval or consent to the proposed Transfer from the Board.  The Board will consider whether the proposed Transfer, when considered alone or with other proposed or planned Transfers, will impair the Corporation’s Tax Benefits and may, within its discretion, determine whether to permit the proposed Transfer, or not to permit the proposed Transfer, in order to protect the Corporation’s Tax Benefits.  If a Substantial Holder proposes to Dispose of stock in a transaction that would otherwise be limited by Section 2(a)(B) of this Article VIII, the Board shall approve such proposed Disposition, unless the Board determines in good faith that the proposed Disposition, whether considered alone or with other transactions (including, without limitation, past transactions or contemplated transactions), would create a material risk that the Corporation’s Tax Benefits may be jeopardized.  The Board shall endeavor to inform the requesting party of its determination within ten (10) days after receiving such written notice; provided, however, that the failure of the Board to respond during such ten (10) day period shall not be deemed to be a consent to the Transfer.  As a condition to granting its consent (and in the case of Dispositions, subject to the standard set forth in the third sentence of this Section 2(b)), the Board may, in its discretion, require and/or obtain (at the expense of the transferor and/or transferee) such representations and/or agreements from the transferor and/or transferee, such opinions of counsel to be rendered by nationally recognized counsel approved by the Board (which for the avoidance of doubt may include the regular counsel for the transferor or transferee), and such other advice, in each case as to such matters as the Board determines is appropriate.  The Board may waive the restrictions imposed in this Article VIII, in whole or in part, in circumstances where it believes doing so would be to be beneficial to stockholders of the Corporation taken as a whole.

3.            Treatment of Excess Securities.

(a)            No employee or agent of the Corporation shall record any Prohibited Transfer, and the purported transferee (the “Purported Transferee”) of a Prohibited Transfer shall not be recognized as a stockholder of the Corporation for any purpose whatsoever in respect of the Corporation Securities which are the subject of the Prohibited Transfer (the “Excess Securities”).  Until the Excess Securities are acquired by another Person in a Transfer that is not a Prohibited Transfer, the Purported Transferee shall not be entitled with respect to such Excess Securities to any rights of stockholders of the Corporation, including, without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof.  Once the Excess Securities have been acquired in a Transfer that is in accordance with this Section 3 of this Article VIII and is not a Prohibited Transfer, such Corporation Securities shall cease to be Excess Securities.

(b)            If the Board determines that a Prohibited Transfer has occurred, such Prohibited Transfer and, if applicable, the recording of such Prohibited Transfer, shall, to the fullest extent permitted by law, be void ab initio and have no legal effect and, upon written demand by the Corporation, the Purported Transferee shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Securities within the Purported Transferee’s possession or control, together with any dividends or other distributions that were received by the Purported Transfer from the Corporation with respect to the Excess Securities (the “Prohibited Distributions”), to an agent designated by the Board (the “Agent”).

(A)            In the case of a Prohibited Transfer described in Section 2(a)(A) of this Article VIII, the Agent shall thereupon sell to a buyer or buyers, the Excess Securities transferred to it in one or more arm’s-length transactions (including over a national securities exchange on which the Corporation Securities may be traded, if possible); provided, however, that the Agent, in its sole discretion, shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if, in the Agent’s discretion, such sale or sales would disrupt the market for the Corporation Securities or otherwise would adversely affect the value of the Corporation Securities.  If the Purported Transferee has resold the Excess Securities before receiving the Corporation’s demand to surrender the Excess Securities to the Agent, the Purported Transferee shall be deemed to have sold the Excess Securities for the Agent, and shall be required, to the fullest extent permitted by law, to transfer to the Agent any Prohibited Distributions and proceeds of such sale, except to the extent that the Corporation grants written permission to the Purported Transferee to retain a portion of such sales proceeds not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to Section 3(c) of this Article VIII if the Agent, rather than the Purported Transferee, had resold the Excess Securities.

(B)            In the case of a Prohibited Transfer described in Section 2(a)(B) of this Article VIII, the transferor of such Prohibited Transfer (the “Purported Transferor”) shall also deliver to the Agent the sales proceeds from the Prohibited Transfer (in the form received, i.e., whether in cash or other property), and the Agent shall thereupon sell any non-cash consideration to a buyer or buyers in one or more arm’s-length transactions (including over a national securities exchange, if possible).  If the Purported Transferee is determinable (other than with respect to a transaction entered into through the facilities of a national securities exchange), the Agent shall, to the extent possible, return the Prohibited Distributions to the Purported Transferor, and shall reimburse the Purported Transferee from the sales proceeds received from the Purported Transferor (or the proceeds from the disposition of any non-cash consideration) for the cost of any Excess Securities returned in accordance with Section 3(c) of this Article VIII.  If the Purported Transferee is not determinable, or to the extent the Excess Securities have been resold and thus cannot be returned to the Purported Transferor, the Agent shall use the proceeds to acquire on behalf of the Purported Transferor, in one or more arm’s-length transactions (including over a national securities exchange on which the Corporation Securities may be traded, if possible), an equal amount of Corporation Securities in replacement of the Excess Securities sold; provided, however, that, to the extent the amount of proceeds is not sufficient to fund the purchase price of such Corporation Securities and the Agent’s costs and expenses (as described in Section 3(c) of this Article VIII), the Purported Transferor shall promptly fund such amounts upon demand by the Agent.

(c)            The Agent shall apply any proceeds or any other amounts received by it and in accordance with Section 3 of this Article VIII as follows:

(A)            first, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder;

(B)            second, any remaining amounts shall be paid to the Purported Transferee, up to the amount actually paid by the Purported Transferee, for the Excess Securities (or in the case of any Prohibited Transfer by gift, devise or inheritance or any other Prohibited Transfer without consideration, the fair market value, (x) calculated on the basis of the closing market price for the Corporation Securities on the day before the Prohibited Transfer or (y) if the Corporation Securities are not listed or admitted to trading on any stock exchange but are traded in the over-the-counter market, calculated based upon the difference between the highest bid and lowest asked prices, as such prices are reported by the National Association of Securities Dealers through its NASDAQ system or any successor system on the day before the Prohibited Transfer or, if none, on the last preceding day for which such quotations exist, or (z) if the Corporation Securities are neither listed nor admitted to trading on any stock exchange nor traded in the over-the counter market, then as determined in good faith by the Board, which amount (or fair market value) shall be determined at the discretion of the Board); and

(C)            third, any remaining amounts, subject to the limitations imposed by the following proviso, shall be paid to one or more organizations qualifying under Section 501(c)(3) of the Code (or any comparable successor provision) (“Section 501(c)(3)”) selected by the Board; provided, however, that, if the Excess Securities (including any Excess Securities arising from a previous Prohibited Transfer not sold by the Agent in a prior sale or sales) represent a 4.75% or greater Percentage Stock Ownership interest in the Corporation, then such remaining amounts shall be paid to two or more organizations qualifying under Section 501 (c)(3) selected by the Board, such that no organization qualifying under Section 501(c)(3) shall possess Percentage Stock Ownership in the Corporation in excess of 4.74%.

The recourse of any Purported Transferee in respect of any Prohibited Transfer shall be limited to the amount payable to the Purported Transferee pursuant to clause (B) above.  Except as may be required by law, in no event shall the proceeds of any sale of Excess Securities pursuant to this Article VIII inure to the benefit of the Corporation.

(c)            If the Purported Transferee or the transferor fails to surrender the Excess Securities (as applicable) or the proceeds of a sale thereof to the Agent within thirty (30) days from the date on which the Corporation makes a demand pursuant to Section 3(b) of this Article VIII, then the Corporation shall use its best efforts to enforce the provisions hereof, including the institution of legal proceedings to compel the surrender.

4.            Obligation to Provide Information.

(a)            At the request of the Corporation, any Person which is a beneficial, legal or record holder of Corporation Securities, and any proposed transferor or transferee and any Person controlling, controlled by or under common control with the proposed transferor or transferee, shall provide such information as the Corporation may reasonably request as may be necessary from time to time in order to determine compliance with this Article VIII or the status of the Corporation’s Tax Benefits.

5.            Bylaws; Legends; Compliance.

(a)            The bylaws of the Corporation may make appropriate provisions to effectuate the requirements of this Article VIII.

(b)            Until the Restriction Release Date, all certificates representing Corporation Securities shall bear a conspicuous legend as follows:

“THE TRANSFER OF THE SECURITIES REPRESENTED HEREBY IS SUBJECT TO OWNERSHIP RESTRICTIONS PURSUANT TO ARTICLE VIII OF THE CERTIFICATE OF INCORPORATION OF WMIH CORP. REPRINTED IN SUBSTANTIAL PART ON THE BACK OF THIS CERTIFICATE.  THE CORPORATION WILL FURNISH A COPY OF ITS CERTIFICATE OF INCORPORATION TO THE HOLDER OF RECORD OF THIS CERTIFICATE WITHOUT CHARGE UPON A WRITTEN REQUEST ADDRESSED TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS.”

(c)            The Corporation shall have the power to make appropriate notations upon its stock transfer records and instruct any transfer agent, registrar, securities intermediary or depository with respect to the requirements of this Article VIII for any uncertificated Corporation Securities or Corporation Securities held in an indirect holding system, and the Corporation shall provide notice of the restrictions on transfer and ownership to holders of uncertificated shares in accordance with applicable law.

(d)            The Board shall have the power to determine all matters necessary for determining compliance with this Article VIII, including, without limitation, determining (A) the identification of Substantial Holders, (B) whether a Transfer is a Prohibited Transfer, (C) the Percentage Stock Ownership of any Substantial Holder or other Person, (D) whether an instrument constitutes a Corporation Security, (E) the amount (or fair market value) due to a Purported Transferee pursuant to clause (B) of Section 3(c) of this Article VIII, and (F) any other matters that the Board determines to be relevant.  The good faith determination of the Board on such matters shall be conclusive and binding for the purposes of this Article VIII.

Article IX BOARD OF DIRECTORS

1.            The business and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors.  The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or this Certificate of Incorporation directed or required to be exercised or done solely by the stockholders.

2.            The number of directors that shall constitute the entire Board shall be not more than eleven (11), or such greater number as may be determined by the Board. Subject to the previous sentence, the precise number of directors, other than those who may be elected by the holders of one or more series of Preferred Stock voting separately by class or series, shall be fixed from time to time exclusively pursuant to a resolution adopted by the Board.

3.            Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or any other cause shall, unless otherwise required by the DGCL or the bylaws of the Corporation, be filled only by the Board of Directors, provided, that if the directors then in office constitute less than a quorum of the board, they may fill the vacancy by the affirmative vote of a majority of the directors then in office.  Directors elected to fill a newly created directorship or other vacancies shall hold office until such director’s successor has been duly elected or until his earlier death, resignation or removal as provided in this Certificate of Incorporation.

4.            Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director may be removed, with or without cause, from office at any time, at a meeting called for that purpose or at an annual meeting, and only by the affirmative vote of the holders of a majority of the voting power of the issued and outstanding shares of Common Stock and the issued and outstanding shares of Preferred Stock, if any, entitled to vote for the election of directors.

5.            Elections for directors need not be by written ballot unless the bylaws of the Corporation shall otherwise provide.

6.            The Board of Directors is expressly authorized to adopt, amend or repeal the bylaws of the Corporation; provided, however, that any amendment to Section 3.2 or Section 3.4 of the bylaws shall require the unanimous consent of the entire Board.  The stockholders shall also have the power to adopt, amend or repeal the bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by the DGCL, by this Certificate of Incorporation or by the bylaws, the affirmative vote of the holders of more than 50% of the voting power of the issued and outstanding shares of Common Stock and the issued and outstanding shares of Preferred Stock, if any, entitled to vote generally with the Common Stock on all matters on which the holders of Common Stock are entitled to vote, voting together as a single class, shall be required to adopt, amend or repeal the bylaws of the Corporation.

7.            The right to cumulate votes in the election of directors shall not exist with respect to shares of stock of the Corporation.

Article X LIABILITY OF DIRECTORS; INDEMNIFICATION

1.            A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

(a)            for any breach of such director’s duty of loyalty to the corporation or its stockholders;

(b)            for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

(c)            under Section 174 of the DGCL, which concerns unlawful payments of dividends, stock purchases or redemptions; or

(d)            for any transaction from which such director derived an improper benefit.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent not prohibited by the DGCL, as so amended.

2.

(a)            To the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all expenses, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection with such proceeding.  The right to indemnification conferred by this Section 2 of this Article X shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any such proceeding in advance of its final disposition; provided, however, that, if the DGCL requires, an advancement of expenses shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that the indemnitee is not entitled to be indemnified for the expenses under this Section 2 of this Article X or otherwise.  The rights to indemnification and advancement of expenses conferred by this Section 2 of this Article X shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators.  Notwithstanding the foregoing provisions of this Section 2 of this Article X, except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

(b)            The rights to indemnification and advancement of expenses conferred on any indemnitee by this Section 2 of this Article X shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Certificate of Incorporation, the bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

(c)            Any repeal or amendment of this Section 2 of this Article X by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Certificate of Incorporation inconsistent with this Section 2 of this Article X, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

(d)            This Section 2 of this Article X shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.

Article XI AMENDMENT

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.  Notwithstanding any other provision of this Certificate of Incorporation or the bylaws of the Corporation, and notwithstanding the fact that a lesser percentage or separate class vote may be specified by the DGCL, this Certificate of Incorporation, or otherwise, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock required by the DGCL, this Certificate of Incorporation, or otherwise, the affirmative vote of the holders of at least 80% of the voting power of the issued and outstanding shares of Common Stock and the issued and outstanding shares of Preferred Stock, if any, entitled to vote generally with the Common Stock on all matters on which the holders of Common Stock are entitled to vote, voting together as a class, shall be required to adopt any provision inconsistent with, or to amend or repeal any provision of, Articles X, XI or XII of this Certificate of Incorporation.

Article XII BUSINESS OPPORTUNITIES

1.            Except as otherwise agreed in writing, to the fullest extent permitted by law, (i) neither (x) any Original Stockholder (as defined below) (nor any of the officers, directors, employees, advisory board members, agents, shareholders, members, partners, affiliates and subsidiaries of any Original Stockholder or any of their affiliates (collectively the “Original Affiliates”)) nor (y) the KKR Stockholder (as defined below and, together with the Original Stockholders, the “Exempt Stockholders”) (nor any of the officers, directors, employees, advisory board members, agents, shareholders, members, partners, affiliates and subsidiaries of the KKR Stockholder or any of their affiliates (collectively the “KKR Affiliates” and, together with the Original Affiliates, the “Exempt Affiliates”)) shall have the duty (fiduciary or otherwise) or obligation, if any, to refrain from (a) engaging in the same or similar activities or lines of business as the Corporation, (b) doing business with any client, customer or vendor of the Corporation or (c) entering into and performing one or more agreements (or modifications or supplements to pre-existing agreements) with the Corporation, including, without limitation, in the case of any of clause (a), (b) or (c), any such matters as may be corporate opportunities, and (ii) no Exempt Stockholder nor any Exempt Affiliate shall be deemed to have breached any duties (fiduciary or otherwise), if any, to the Corporation or its stockholders by reason of any Exempt Stockholder or any Exempt Affiliate engaging in any such activity or entering into such transactions, including, without limitation, any corporate opportunities.

2.            If any Exempt Stockholder or Exempt Affiliate acquires knowledge of a corporate opportunity or is utilizing any corporate opportunity the Corporation shall have no interest in such corporate opportunity and no expectancy that such corporate opportunity be offered to it, any such interest or expectancy being hereby renounced, so that (i) such Exempt Stockholder or Exempt Affiliate shall, to the fullest extent permitted by law, have the right to hold and utilize any such corporate opportunity for its own account (and for the account of its officers, directors, employees, advisory board members, agents, stockholders, members, partners, affiliates and subsidiaries (other than the Corporation)) or to direct, sell, assign or transfer such corporate opportunity to any person other than the Corporation and (ii) such Exempt Stockholder or Exempt Affiliate shall have no obligation to communicate or offer such corporate opportunity to the Corporation and shall not, to the fullest extent permitted by law, breach any duty (fiduciary or otherwise) to the Corporation or any of its stockholders or be liable to the Corporation, or any of its stockholders for breach of any duty (fiduciary or otherwise) as a director, officer or stockholder of the Corporation by reason of the fact that any Exempt Stockholder or Exempt Affiliate acquires, utilizes, or seeks such corporate opportunity for itself, directs such corporate opportunity to another person, or otherwise does not communicate information regarding such corporate opportunity to the Corporation or any of its stockholders; provided, however, that the Corporation does not renounce any interest or expectancy it may have in any corporate opportunity that (i) is offered to any director or officer of the Corporation (as defined in Securities Exchange Rule 16a-1(f)) who also is an Original Affiliate if such opportunity is expressly offered to such person in his capacity as a director or officer of the Corporation (as defined in Securities Exchange Act Rule 16a-1(f)), (ii) was first presented to any director of the Corporation who also is a KKR Affiliate solely in such director’s capacity as a director of the Corporation, or (iii) is identified by the KKR Stockholder or any KKR Affiliate solely through the disclosure of information by or on behalf of the Corporation.

3.            For purposes of this Article XII, (i) the term “corporate opportunity” shall mean an investment, business opportunity or prospective economic or competitive advantage, including, without limitation, any matter (a) in which the Corporation could have an interest or expectancy, (b) which the Corporation is financially able to undertake, or with respect to which the Corporation would reasonably be able to obtain debt or equity financing, and (c) which is, from its nature, in the line or lines of the Corporation’s business or reasonable expansion thereof, (ii) the term “Corporation” shall mean the Corporation and all corporations, partnerships, joint ventures, associations and other entities in which the Corporation beneficially owns (directly or indirectly) 50% or more of the outstanding voting stock, voting power, partnership interests or similar voting interests, (iii) the term “person” shall mean an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof, or other entity of any kind, (iv) the term “Original Stockholder” shall mean each of the holders of the common stock of the Corporation’s predecessor-in-interest, WMI Holdings Corp., as of the Effective Date (as defined in Article VIII of this Certificate of Incorporation) and each of their respective affiliates (as defined in Rule 405 of the Securities Act of 1933, as amended from time to time and any successor provision thereto); provided, however, that for purposes of this definition of “Original Stockholder,” and the definition of “Original Affiliate” above, none of the Original Stockholders, on the one hand, and the Corporation, on the other hand, shall be deemed to be an affiliate of one another, and (v) the term “KKR Stockholder” shall mean KKR Fund Holdings L.P.; provided, however, that for purposes of this definition of “KKR Stockholder,” and the definition of “KKR Affiliate” above, the KKR Stockholder, on the one hand, and the Corporation, on the other hand, shall not be deemed to be an affiliate of one another.

4.            Neither the alteration, amendment or repeal of this Article XII nor the adoption of any provisions of this Certificate of Incorporation inconsistent with this Article XII shall eliminate or reduce the effect of this Article XII in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article XII, would accrue or arise prior to such alteration, amendment, repeal or adoption.

Article XIII STOCKHOLDER APPROVAL BY CONSENT IN LIEU OF MEETING

Pursuant to Section 228 of the DGCL, any corporate action required or permitted to be approved by a stockholder vote at a meeting of stockholders may be taken without a meeting or a vote if the corporate action is approved by a single stockholder consent or multiple counterpart stockholder consents executed by stockholders holding of record, or otherwise entitled to vote, in the aggregate not less than the minimum votes that would be necessary to approve such corporate action at a meeting at which all shares entitled to vote on the corporate action were present and voted.